FINANCIAL STATEMENTS

                      TWELVE MONTHS ENDED DECEMBER 31, 1998
                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                            FORM U-1/File No. 70-9449




                           CINERGY CORP. CONSOLIDATED







                                   (Unaudited)


                                Pages 1 through 5


                                      Note:

Pro forma adjustments are not included with the following financial statements since the authorization requested herein does not have a material effect on the components of the financial statements presented.



                                  CINERGY CORP.
                           CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1998
                                   (unaudited)
                             (dollars in thousands)


ASSETS


Current Assets

  Cash and temporary cash investments                               $   100,154
  Restricted deposits                                                     3,587
  Notes receivable                                                           64
  Accounts receivable less accumulated provision
    for doubtful accounts of $25,622 at December 31, 1998               580,305
  Materials, supplies, and fuel - at average cost                       202,747
  Prepayments and other                                                  74,849
  Energy risk management assets                                         969,000
                                                                    -----------
                                                                      1,930,706

Utility Plant - Original Cost
  In service
    Electric                                                          9,222,261
    Gas                                                                 786,188
    Common                                                              186,364
                                                                     10,194,813
  Accumulated depreciation                                            4,040,247
                                                                      6,154,566
  Construction work in progress                                         189,883
      Total utility plant                                             6,344,449

Other Assets
  Regulatory assets                                                     970,767
  Investments in unconsolidated subsidiaries                            574,401
  Other                                                                 478,472
                                                                      2,023,640

                                                                    $10,298,795



                                  CINERGY CORP.
                           CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1998
                                   (unaudited)
                             (dollars in thousands)


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts payable                                                  $   668,860
  Accrued taxes                                                         228,347
  Accrued interest                                                       51,679
  Notes payable and other short-term obligations                        903,700
  Long-term debt due within one year                                    136,000
  Energy risk management liabilities                                  1,117,146
  Other                                                                  93,376
                                                                   ------------
                                                                      3,199,108

Non-Current Liabilities
  Long-term debt                                                      2,604,467
  Deferred income taxes                                               1,091,075
  Unamortized investment tax credits                                    156,757
  Accrued pension and other postretirement benefit costs                315,147
  Other                                                                 298,370
                                                                      4,465,816

    Total liabilities                                                 7,664,924

Cumulative Preferred Stock of Subsidiaries
  Not subject to mandatory redemption                                    92,640

Common Stock Equity
  Common stock - $.01 par value;  authorized  shares -
    600,000,000;  outstanding shares - 158,664,532
    at December 31, 1998                                                  1,587
  Paid-in capital                                                     1,595,237
  Retained earnings                                                     945,214
  Accumulated other comprehensive loss                                     (807)
                                                                    -----------
    Total common stock equity                                         2,541,231

                                                                    $10,298,795



                                  CINERGY CORP.
                        CONSOLIDATED STATEMENT OF INCOME
                               TWELVE MONTHS ENDED
                                DECEMBER 31, 1998
                                   (unaudited)
                    (in thousands, except per share amounts)



Operating Revenues
  Electric                                                           $4,747,235
  Gas                                                                 1,060,664
  Other                                                                  68,395
                                                                      5,876,294

Operating Expenses
  Fuel and purchased and exchanged power                              2,846,323
  Gas purchased                                                         857,010
  Other operation and maintenance                                     1,006,382
  Depreciation and amortization                                         325,515
  Taxes other than income taxes                                         274,635
                                                                    -----------
                                                                      5,309,865

Operating Income                                                        566,429

Equity in Earnings of Unconsolidated Subsidiaries                        51,484

Other Income and (Expenses) - Net                                        10,346

Interest                                                                243,587

Income Before Taxes                                                     384,672

Income Taxes                                                            117,187

Preferred Dividend Requirements of Subsidiaries                           6,517

Net Income                                                           $  260,968

Average Common Shares Outstanding                                       158,238

Earnings Per Common Share                                                 $1.65

Earnings Per Common Share - Assuming Dilution                             $1.65

Dividends Declared Per Common Share                                       $1.80




                                                      CINERGY CORP.
                                 CONSOLIDATED STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                                                  (dollars in thousands)
                                                       (unaudited)


                                                                                    Accumulated
                                                                                       Other         Total           Total
                                              Common       Paid-in      Retained   Comprehensive  Comprehensive   Common Stock
                                              Stock        Capital      Earnings       Loss          Income          Equity


Twelve Months Ended December 31, 1998

Balance at January 1, 1998                     $1,577    $1,573,064    $  967,420    $(2,861)                     $2,539,200
Comprehensive income
  Net income                                                              260,968                   $260,968         260,968
  Other comprehensive income, net of tax
    effect of $(1,813)
    Foreign currency translation adjustment                                                            2,160           2,160
    Minimum pension liability adjustment                                               2,054            (106)           (106)
                                                                                                    --------
    Other comprehensive income total                                                                   2,054
                                                                                                    --------
Comprehensive income total                                                                          $263,022
Issuance of 919,874 shares of common
  stock - net                                      10        30,225                                                   30,235
Treasury shares purchased                          (3)      (15,426)                                                 (15,429)
Treasury shares reissued                            3         7,325                                                    7,328
Dividends on common stock                                                (284,703)                                  (284,703)
Other                                                            49         1,529                                      1,578
                                              -------    ----------    ----------    -------                      ----------

Balance at December 31, 1998                  $1,587     $1,595,237    $  945,214    $  (807)                     $2,541,231
